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                       (21) Subsidiary of the Registrant

                                                                   Exhibit 21






                                                           Percentage
                                       Jurisdiction of      Owned By
Subsidiaries                            Incorporation       Registrant
---------------------------            ---------------      ----------
Techdyne (Scotland) Ltd.                  Scotland             100%

Techdyne Livingston Limited               Scotland             100%